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                                                                    EXHIBIT 4.5


                               SECURED DEBENTURE


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
No
  ------------------------
$         10,000
  ------------------------
City             Highlands                  State      Texas      Date    March 5,      1997
     --------------------------------------       ---------------      --------------   -----
FOR VALUE RECEIVED, after date, without grace, in the manner, on the dates, and in the amounts so herein stipulated, the undersigned, ZEROS USA, Incorporated.

PROMISES TO PAY TO THE ORDER OF:
                                ----------------------------------------------------------------------------------------------
at       Highlands, Texas             sum of                Ten thousand dollars ($10,000)
   ----------------------------------        ---------------------------------------------------------------------------------
in Lawful money of the United States of America, which shall be legal tender, in payment of all debts and dues, public
and private, at the time of payment, and to pay interest thereon from the date until maturity at the rate of  10%   per annum.
                                                                                                            -------
         This Debenture is payable as follows, to-wit:
         Interest Payments:                Ten percent (10%) per annum
                           ---------------------------------------------------------------------------------------------------
         Principal Payment of     Ten thousand ($10,000.00 dollars
                              ------------------------------------------------------------------------------------------------
         Due on  January 1, 1998           .
                ---------------------------

This corporate Debenture shall be secured by the assignment of:    Twenty thousand (20,000)
                                                               ---------------------------------------------------------------
              shares of ZEROS USA, Incorporated, Common Stock
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The Debenture Holders, at their option, shall have the right to exchange the payment of this Debenture for the security herein assigned.  Such exchange may be executed at any time prior to maturity and shall constitute payment of all principal and interest.

It is agreed that time is of the essence of this agreement, and that in the event of default in the payment of any installment of principal or interest when due, the holder of this instrument may declare the entirety of the Debenture evidenced hereby, immediately due and payable without notice, and failure to exercise said option shall not constitute a waiver on part of the holder of the right to exercise the same at any other time. The undersigned agrees to pay all expenses incurred if this Debenture is placed in hands of any attorney for collection, or if collected by suit or through probate, bankruptcy or any other legal proceedings.

Each maker, surety and endorser agrees and consents that this Debenture and liens securing payment, may be renewed, and the time of payment extended without notice, and without releasing any of the parties.

The payment of this Debenture is guaranteed by:  ZEROS USA, Incorporated and his
hereby executed this  5th  day of  March   1997:
                    ------        --------


                                                ZEROS USA, Incorporated

                                                By:                 Secretary
                                                   ----------------------------

                                                ZEROS USA, Incorporated

                                                By:                  President
                                                   ----------------------------

                                                ZEROS USA, Incorporated
                                                Box Z
                                                Highlands, Texas  77562
                                                Phone: (281) 424-2511
                                                Fax: (281) 424-2512